As filed with the Securities and Exchange Commission on June 17, 2004
Registration No. 333-113410

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lodgian, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	7011	52-2093696
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3445 Peachtree Road, N.E. — Suite 700

Atlanta, Georgia 30326
(404) 364-9400

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

W. Thomas Parrington President and Chief Executive Officer 3445 Peachtree Road, N.E. — Suite 700 Atlanta, Georgia 30326 (404) 364-9400	Daniel E. Ellis, Esq. Senior Vice President, General Counsel and Secretary 3445 Peachtree Road, N.E. — Suite 700 Atlanta, Georgia 30326 (404) 364-9400

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Jeffrey L. Schulte, Esq.
David M. Calhoun, Esq.
Brandy A. Bayer, Esq.
Leigh E. Wilde, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
(404) 233-7000	Edward F. Petrosky, Esq. J. Gerard Cummins, Esq. Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   ☐

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

   Lodgian Inc. has prepared this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-113410) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 3 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II
SIGNATURES
INDEX TO EXHIBIT PAGE
EX-5.1 LEGAL OPINION OF MORRIS, MANNING & MARTIN
EX-10.21.1 LOAN & SECURITY AGREEMENT
EX-10.21.2 PROMISSORY NOTE A
EX-10.21.3 PROMISSORY NOTE B
EX-10.21.4 GUARANTY OF RECOURSE OBLIGATIONS
EX-10.22.1 MEZZANINE LOAN AGREEMENT
EX-10.22.2 FORM OF MEZZANINE NOTE(FLOATING)
EX-10.22.3 GUARANTY OF RECOURSE OBLIGATIONS
EX-10.23.1 MEZZANINE LOAN AGREEMENT (FIXED RATE)
EX-10.23.2 FORM OF PROMISSORY NOTE
EX-10.23.3 GUARANTY RECOURSE OBLIGATIONS
EX-10.24.1 LOAN & SECURITY AGMT (FIXED RATE #1)
EX-10.24.2 PROMISSORY NOTE
EX-10.24.3 GUARANTY OF RECOURSE OBLIGATIONS
EX-10.25.1 LOAN & SECURITY AGMT (FIXED RATE #2)
EX-10.25.2 PROMISSORY NOTE
EX-10.25.3 GUARANTY OF RECOURSE OBLIGATIONS
EX-10.26.1 LOAN & SECURITY AGMT (FIXED RATE #3)
EX-10.26.2 PROMISSORY NOTE
EX-10.26.3 GUARANTY OF RECOURSE OBLIGATIONS
EX-10.27.1 LOAN & SECURITY AGMT (FIXED RATE #4)
EX-10.27.2 FORM OF PROMISSORY NOTE
EX-10.27.3 FORM OF GUARANTY OF RECOURSE OBLIGATION
EX-10.28 FORM OF CROSS-GUARANTY
EX-10.29 FORM OF CONDITIONAL ASSIGNMENT
EX-10.30 FORM OF ASSIGNMENT OF AGREEMENTS
EX-10.31 FORM OF COOPERATION AGREEMENT
EX-10.32 FORM OF COLLATERAL ASSIGNMENT OF INTEREST
EX-10.33 FORM OF PLEDGE AND SECURITY AGREEMENT
EX-10.34 FORM OF ASSIGNMENT OF LEASES AND RENTS
EX-10.35 FORM OF SUBSTITUTE MORTGAGE
EX-10.36 FORM OF CASH MANAGEMENT AGREEMENT
EX-10.37 FORM OF ENVIRONMENTAL INDEMNITY
EX-21.1 SUBSIDIARIES OF LODGIAN, INC.
EX-23.1 CONSENT OF DELOITTE AND TOUCHE LLP

PART II

Item 13.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$37,636
NASD, Inc. fee	$25,500
American Stock Exchange listing fee	$45,000
Accountants’ fees and expenses	$300,000
Legal fees and expenses	$625,000
Blue Sky fees and expenses	$5,000
Transfer Agent’s fees and expenses	$15,000
Printing and engraving expenses	$350,000
Board advisory fee	$150,000
Miscellaneous	$41,864
Total Expenses	$1,595,000

Item 14.	Indemnification of Directors and Officers

          As permitted by Section 102 of the Delaware General Corporation Law, the amended and restated certificate of incorporation of Lodgian, eliminates its directors’ personal liability to Lodgian or its stockholders for monetary damages for a breach of fiduciary duty as a director of Lodgian, except:

•	For any breach of the director’s duty of loyalty to Lodgian or its stockholders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	For payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the Delaware General Corporation Law; or

•	For any transaction from which the director derived an improper personal benefit.

          As a result of this provision, Lodgian and its stockholders may be unable to obtain monetary damages from a director for certain breaches of his or her fiduciary duty to Lodgian. This provision does not, however, eliminate the directors’ fiduciary responsibilities and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          The amended and restated certificate further provides that Lodgian must indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation. The corporation may indemnify such a person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in the right of the corporation, judicial approval is required for indemnification in respect of any claim, issue or matter as to which the person was adjudged to be liable to the corporation. To the extent that a present or former director or officer of a corporation is successful on the merits or otherwise in the defense of any such action, suit or proceeding, the corporation must indemnify him or her against the expenses (including attorney’s fees) he or she actually and reasonably incurred. Under Delaware law, the expenses of an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by a Delaware corporation in advance of the final disposition of the action, suit or proceeding after delivery to the corporation of an undertaking by or on behalf of the director or officer to repay such amounts if it is ultimately determined that the director or officer is not entitled to be indemnified. Expenses incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

          The form of Purchase Agreement (to be filed as Exhibit 1.1 to this registration statement) provides for indemnification by the underwriters of Lodgian and its officers and directors for certain liabilities arising under the Securities Act of 1933, as amended, or otherwise.

          The indemnification provision in Lodgian’s amended and restated certificate of incorporation and the Purchase Agreement may be sufficiently broad to permit indemnification of Lodgian’s directors and executive officers for liabilities arising under the Securities Act of 1933, as amended.

          Lodgian may purchase and maintain an insurance policy insuring its directors, officers, employees and agents against liability for certain acts and omissions while acting in their official capacity.

Item 15.	Recent Sales of Unregistered Securities

          During the past three years, we have issued the securities set forth below that were not registered under Section 5 of the Securities Act of 1933, as amended:

          Pursuant to the Joint Plan of Reorganization, upon our emergence from reorganization proceedings on November 25, 2002:

•	5,000,000 shares of Preferred Stock, par value $0.01, with an initial liquidation value $25 per share, were issued or reserved for issuance in satisfaction of outstanding debt and other obligations;

•	2,333,333 shares of common stock, par value $0.01 per share, were issued or reserved for issuance in satisfaction of outstanding debt and other obligations;

•	Class A warrants to purchase an aggregate of 503,546 shares of common stock at $54.87 per share were made available for issuance in satisfaction of outstanding debt and other obligations;

•	Class B warrants to purchase an aggregate of 343,122 shares of common stock at $76.32 per share were made available for issuance in satisfaction of outstanding debt and other obligations;

•	Our previous equity, consisting of an aggregate of 28,479,837 shares, was cancelled, and in exchange our stockholders received their pro rata share of 69,300 shares of common stock, plus class A warrants to purchase an aggregate of 83,941 shares of common stock and class B warrants to purchase an aggregate of 259,434 shares of common stock;

•	Our CRESTS were cancelled and the holders received their pro rata share of 289,333 shares of the common stock, plus class A warrants to purchase 419,605 shares of common stock and class B warrants to purchase 83,687 shares of common stock;

•	Our 12.25% Senior Subordinated Notes were cancelled and the holders of the notes received their pro rata share of 4,690,600 shares of Preferred Stock and 1,852,503 shares of common stock; and

•	The holders of allowed general unsecured claims became entitled to 309,400 shares of Preferred Stock and 122,196 shares of common stock, referred to as the “disputed claims reserve.” Until distributed, these shares are part of the disputed claims reserve for the pre-bankruptcy petition general unsecured creditors. These shares are periodically distributed as the disputed claims are resolved.

          On November 21, 2003, our first dividend payment date, we issued 594,299 shares of Preferred Stock as dividends, fractional shares which were paid in cash of approximately $18,500.

          As set forth in Section 7.11 of the Joint Plan of Reorganization, all issuances of our common stock, Preferred Stock, Class A warrants and Class B warrants pursuant to the Joint Plan of Reorganization were exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

Item 16.	Exhibits

Exhibit
Number		Description

1	.1†	Form of Purchase Agreement.
3	.1†	Second Amended and Restated Certificate of Incorporation of Lodgian, Inc.
3.2		Amended Restated Bylaws of Lodgian, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 9, 2004).
4	.1†	Specimen Common Stock Certificate.
5.1		Legal Opinion of Morris, Manning & Martin, LLP, Counsel to the Registrant, as to the legality of the shares being registered.
10	.1.1†	Loan Agreement, dated as of January 31, 1995, by and among Column Financial, Inc., Servico Fort Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II, Inc., Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motels Associates, Ltd., Wilpen, Inc., Hilton Head Motels Enterprises, Inc. and Moon Airport Hotel Inc.
10	.1.2†	Promissory Note, in original amount of $60.5 million, dated as of January 31, 1995, by Servico Fort Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II, Inc., Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motels Associates, Ltd., Wilpen, Inc., Hilton Head Motels Enterprises, Inc. and Moon Airport Hotel Inc., in favor of Column Financial, Inc.
10	.2.1†	Loan and Security Agreement, dated as of November 25, 2002, by and between certain Lodgian subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.2.2†	Promissory Note in original amount of $224,036,325, dated as of November 25, 2002, between certain Lodgian subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.2.3†	Modification of Loan Agreement and Other Loan Documents, dated as of March 31, 2003, by and between certain Lodgian subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.2.4†	Note Severance Agreement, dated as of March 31, 2003, between Merrill Lynch Mortgage Lending, Inc. and certain Lodgian, Inc. subsidiaries.
10	.2.5†	$218,217,000 Amended and Restated Promissory Note A, dated as of March 31, 2003, between Merrill Lynch Mortgage Lending, Inc. and certain Lodgian, Inc. subsidiaries.
10	.2.6†	$5,539,275 Promissory Note B, dated as of March 31, 2003, between Merrill Lynch Mortgage Lending, Inc. and certain Lodgian, Inc. subsidiaries.
10	.3.1†	Mezzanine Loan Agreement, dated as of November 25, 2002, by and between Impac Hotel Group Mezzanine, LLC, Servico Operations Mezzanine, LLC, Lodgian Financing Mezzanine, LLC, Island Motel Enterprises, Inc. and Penmoco, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.2†	Promissory Note, in original amount of $78,671,201, dated as of November 25, 2002, between Impac Hotel Group Mezzanine, LLC, Servico Operations Mezzanine, LLC, Lodgian Financing Mezzanine, LLC, Island Motel Enterprises, Inc., Penmoco, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.3†	Guaranty of Resource Obligations, dated as of November 25, 2002, by Lodgian, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.4†	Modification of Loan Agreement and Other Loan Documents, dated as of March 31, 2003, by and between Impac Hotel Group Mezzanine, LLC, Servico Operations Mezzanine, LLC, Lodgian Financing Mezzanine, LLC, Island Motel Enterprises, Inc., Penmoco, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.5†	$84,080,526 Amended, Restated and Consolidated Mezzanine Note, dated as of March 31, 2003, by certain Lodgian, Inc. subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.3.6†	Assignment and Assumption Agreement, dated as of March 31, 2003, by and among the Assignors thereto and certain Lodgian, Inc. subsidiaries.
10	.4.1†	Loan Agreement, dated as of May 22, 2003, between Lehman Brothers Holdings Inc. and certain Lodgian subsidiaries.

Exhibit
Number		Description

10	.4.2†	$80,000,000 Consolidated, Amended and Restated Mortgage Note, dated as of May 22, 2003, made by certain Lodgian subsidiaries and Lehman Brothers Holdings Inc.
10	.4.3†	$5,000,000 GAP Mortgage Note, dated as of May 22, 2003, made by certain Lodgian subsidiaries and Lehman Brothers Holdings Inc.
10	.4.4†	Principal’s Agreement, dated as of May 22, 2003, by Lodgian, Inc. to and for the benefit of Lehman Brothers Holdings Inc.
10	.4.5†	Security Agreement and LockBox Agreement, dated as of May 22, 2003, by Lodgian, Inc., Lehman Brothers Holdings Inc. and Trimont Real Estate Advisor’s, Inc.
10	.4.6†	First Amendment to Loan Documents, dated as of November 11, 2003, among certain Lodgian, Inc. subsidiaries, Lodgian, Inc., as Guarantor, and Lehman Brothers Holdings Inc.
10	.5†	Amended and Restated 2002 Stock Incentive Plan of Lodgian, Inc.
10	.6†	Disclosure Statement for Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated September 26, 2002.
10	.7†	First Amended Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated November 5, 2002.
10	.8†	Order Confirming the First Amended Joint Plan of Reorganization of Lodgian, Inc., et al., issued on November 5, 2002 by the United States Bankruptcy Court for the Southern District of New York.
10	.9†	Class A Warrant Agreement, dated as of November 25, 2002, between Lodgian, Inc. and Wachovia Bank, N.A.
10	.10†	Class B Warrant Agreement, dated as of November 25, 2002, between Lodgian, Inc. and Wachovia Bank, N.A.
10	.11†	Registration Rights Agreement, dated as of November 25, 2002, between Lodgian, Inc. and the other signatories thereto.
10	.12†	Employment Agreement with W. Thomas Parrington, dated as of December 18, 2003.
10	.13.1†	Disclosure Statement for Joint Plan of Reorganization of Impac Hotels II, L.L.C. and Impac Hotels III, LLC together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.13.2†	Joint Plan of Reorganization of Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.13.3†	Order Confirming Joint Plan of Reorganization of Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.13.4†	Post Confirmation Order and Notice for Joint Plan of Reorganization of Impac Hotels III, L.L.C. together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.14.1†	Lease Agreement, dated as of April 7, 1997, by and between CSB-Georgia Limited Partnership and Impac Hotel Group, L.L.C.
10	.14.2†	First Amendment to Lease Agreement, dated as of May 8, 1998, by and between Cousins LORET Venture, L.L.C. and Impac Hotel Group, L.L.C.
10	.14.3†	Second Amendment to Lease Agreement, dated as of June 7, 2000, by and between Cousins LORET Venture, L.L.C. and Lodgian, Inc.
10	.14.4†	Third Amendment to Lease Agreement, dated as of April 1, 2002, by and between Cousins LORET Venture, L.L.C. and Lodgian, Inc.
10	.14.5†	Fourth Amendment to Lease Agreement, dated as of April 28, 2003, by and between Cousins LORET Venture, L.L.C. and Lodgian, Inc.

Exhibit
Number		Description

10	.14.6†	Fifth Amendment to Lease Agreement, dated as of December 23, 2003, by and between Cousins LORET Venture, L.L.C. and Lodgian, Inc.
10	.15.1†	Restricted Unit Award Agreement with W. Thomas Parrington, dated as of July 15, 2003.
10	.15.2†	Restricted Unit Award Agreement with W. Thomas Parrington, dated as of April 9, 2004.
10.16		Employment Agreement between Lodgian, Inc. and Daniel E. Ellis dated May 2, 2004 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10.17		Employment Agreement between Lodgian, Inc. and Manuel E. Artime dated May 10, 2004 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10.18		Employment Agreement between Lodgian, Inc. and Michael W. Amaral dated May 4, 2004 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10	.19†	Employment Agreement between Lodgian, Inc. and Samuel J. Davis dated May 14, 2004.
10	.20.1†	Lodgian, Inc. 401(k) Plan, As Amended and Restated Effective as of September 1, 2003.
10	.20.2	Amendment No. 1 to the Lodgian, Inc. 401(k) Plan (As Amended and Restated Effective as of September 1, 2003) (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10	.21.1	Form of Loan and Security Agreement (Floating Rate) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.21.2	Form of Promissory Note A by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.21.3	Form of Promissory Note B by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.21.4	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.22.1	Form of Mezzanine Loan Agreement (Floating Rate Pool) by and between Lodgian Mezzanine Floating, LLC and Merrill Lynch Mortgage Lending, Inc.
10	.22.2	Form of Mezzanine Note (Floating) by Lodgian Mezzanine Floating, LLC in favor of Merrill Lynch Mortgage Lending, Inc.
10	.22.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.23.1	Form of Mezzanine Loan Agreement (Fixed Rate Pool) by and between Lodgian Mezzanine Fixed, LLC and Merrill Lynch Mortgage Lending, Inc.
10	.23.2	Form of Promissory Note by Lodgian Mezzanine Fixed, LLC in favor of Merrill Lynch Mortgage Lending, Inc.
10	.23.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.24.1	Form of Loan and Security Agreement (Fixed Rate #1) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.24.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.24.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.25.1	Form of Loan and Security Agreement (Fixed Rate #2) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.

Exhibit
Number		Description

10	.25.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.25.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.26.1	Form of Loan and Security Agreement (Fixed Rate #3) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.26.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.26.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.27.1	Form of Loan and Security Agreement (Fixed Rate #4) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.27.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.27.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10.28		Form of Cross-Guaranty from the parties listed as Guarantors on the signature pages thereto to Merrill Lynch Mortgage Lending, Inc.
10.29		Form of Conditional Assignment of Hotel Management Agreement made by Lodgian Management Corp. and the Lodgian Entities listed on the signature pages thereto, to and for the benefit of Merrill Lynch Mortgage Lending, Inc.
10.30		Form of Assignment of Agreements, Licenses, Permits and Contracts made by the Lodgian Entities listed on the signature pages thereto to Merrill Lynch Mortgage Lending, Inc.
10.31		Form of Cooperation Agreement by and between the Mortgage Borrowers listed on the signature pages thereto, [Lodgian Mezzanine Entity, LLC], and Merrill Lynch Mortgage Lending, Inc.
10.32		Form of Collateral Assignment of Interest Rate Protection Agreement made by the Lodgian Entities listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10.33		Form of Pledge and Security Agreement made by [Lodgian Mezzanine Borrowing Entity], LLC in favor of Merrill Lynch Mortgage Lending, Inc.
10.34		Form of Assignment of Leases and Rents made by [Lodgian Entity] to Merrill Lynch Mortgage Lending, Inc.
10.35		Form of Substitute Mortgage, Assignment of Leases and Rents and Security Agreement by [Lodgian Entity] to and for the benefit of Merrill Lynch Mortgage Lending, Inc.
10.36		Form of Cash Management Agreement among the Lodgian Entities listed on the signature pages thereto, Wachovia Bank, National Association, Merrill Lynch Mortgage Lending, Inc. and Lodgian Management Corp.
10.37		Form of Environmental Indemnity by the Lodgian Entities listed on the signature pages thereto and Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
21.1		Subsidiaries of Lodgian, Inc.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).
24	.1†	Powers of Attorney (included on signature page).

† Previously filed

Item 17.     Undertakings

          (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (b) The Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(ii) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 17th day of June, 2004.

LODGIAN, INC.

By:	/s/ W. THOMAS PARRINGTON

W. Thomas Parrington
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act, the following persons in the capacities and on the dates indicated have signed this Registration Statement.

Signature		Title	Date

/s/ W. THOMAS PARRINGTON W. Thomas Parrington		Director, President and Chief Executive Officer	June 17, 2004

* Manuel E. Artime		Executive Vice President and Chief Financial Officer	June 17, 2004

* Linda Borchert Philp		Vice President and Chief Accounting Officer	June 17, 2004

* Russel S. Bernard		Chairman of the Board of Directors	June 17, 2004

* Sean F. Armstrong		Director	June 17, 2004

* Stewart Brown		Director	June 17, 2004

* Kenneth A. Caplan		Director	June 17, 2004

* Stephen P. Grathwohl		Director	June 17, 2004

* Jonathan D. Gray		Director	June 17, 2004

* Kevin C. McTavish		Director	June 17, 2004

*By:	/s/ DANIEL E. ELLIS Daniel E. Ellis Attorney-in-fact

INDEX TO EXHIBIT PAGE

Exhibit
Number		Description

1	.1†	Form of Purchase Agreement.
3	.1†	Second Amended and Restated Certificate of Incorporation of Lodgian, Inc.
3.2		Amended Restated Bylaws of Lodgian, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 9, 2004).
4	.1†	Specimen Common Stock Certificate.
5.1		Legal Opinion of Morris, Manning & Martin, LLP, Counsel to the Registrant, as to the legality of the shares being registered.
10	.1.1†	Loan Agreement, dated as of January 31, 1995, by and among Column Financial, Inc., Servico Fort Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II, Inc., Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motels Associates, Ltd., Wilpen, Inc., Hilton Head Motels Enterprises, Inc. and Moon Airport Hotel Inc.
10	.1.2†	Promissory Note, in original amount of $60.5 million, dated as of January 31, 1995, by Servico Fort Wayne, Inc., Washington Motel Enterprises, Inc., Servico Hotels I, Inc., Servico Hotels II, Inc., Servico Hotels III, Inc., Servico Hotels IV, Inc., New Orleans Airport Motels Associates, Ltd., Wilpen, Inc., Hilton Head Motels Enterprises, Inc. and Moon Airport Hotel Inc., in favor of Column Financial, Inc.
10	.2.1†	Loan and Security Agreement, dated as of November 25, 2002, by and between certain Lodgian subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.2.2†	Promissory Note in original amount of $224,036,325, dated as of November 25, 2002, between certain Lodgian subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.2.3†	Modification of Loan Agreement and Other Loan Documents, dated as of March 31, 2003, by and between certain Lodgian subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.2.4†	Note Severance Agreement, dated as of March 31, 2003, between Merrill Lynch Mortgage Lending, Inc. and certain Lodgian, Inc. subsidiaries.
10	.2.5†	$218,217,000 Amended and Restated Promissory Note A, dated as of March 31, 2003, between Merrill Lynch Mortgage Lending, Inc. and certain Lodgian, Inc. subsidiaries.
10	.2.6†	$5,539,275 Promissory Note B, dated as of March 31, 2003, between Merrill Lynch Mortgage Lending, Inc. and certain Lodgian, Inc. subsidiaries.
10	.3.1†	Mezzanine Loan Agreement, dated as of November 25, 2002, by and between Impac Hotel Group Mezzanine, LLC, Servico Operations Mezzanine, LLC, Lodgian Financing Mezzanine, LLC, Island Motel Enterprises, Inc. and Penmoco, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.2†	Promissory Note, in original amount of $78,671,201, dated as of November 25, 2002, between Impac Hotel Group Mezzanine, LLC, Servico Operations Mezzanine, LLC, Lodgian Financing Mezzanine, LLC, Island Motel Enterprises, Inc., Penmoco, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.3†	Guaranty of Resource Obligations, dated as of November 25, 2002, by Lodgian, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.4†	Modification of Loan Agreement and Other Loan Documents, dated as of March 31, 2003, by and between Impac Hotel Group Mezzanine, LLC, Servico Operations Mezzanine, LLC, Lodgian Financing Mezzanine, LLC, Island Motel Enterprises, Inc., Penmoco, Inc. and Merrill Lynch Mortgage Lending, Inc.
10	.3.5†	$84,080,526 Amended, Restated and Consolidated Mezzanine Note, dated as of March 31, 2003, by certain Lodgian, Inc. subsidiaries and Merrill Lynch Mortgage Lending, Inc.
10	.3.6†	Assignment and Assumption Agreement, dated as of March 31, 2003, by and among the Assignors thereto and certain Lodgian, Inc. subsidiaries.
10	.4.1†	Loan Agreement, dated as of May 22, 2003, between Lehman Brothers Holdings Inc. and certain Lodgian subsidiaries.
10	.4.2†	$80,000,000 Consolidated, Amended and Restated Mortgage Note, dated as of May 22, 2003, made by certain Lodgian subsidiaries and Lehman Brothers Holdings Inc.

Exhibit
Number		Description

10	.4.3†	$5,000,000 GAP Mortgage Note, dated as of May 22, 2003, made by certain Lodgian subsidiaries and Lehman Brothers Holdings Inc.
10	.4.4†	Principal’s Agreement, dated as of May 22, 2003, by Lodgian, Inc. to and for the benefit of Lehman Brothers Holdings Inc.
10	.4.5†	Security Agreement and LockBox Agreement, dated as of May 22, 2003, by Lodgian, Inc., Lehman Brothers Holdings Inc. and Trimont Real Estate Advisor’s, Inc.
10	.4.6†	First Amendment to Loan Documents, dated as of November 11, 2003, among certain Lodgian, Inc. subsidiaries, Lodgian, Inc., as Guarantor, and Lehman Brothers Holdings Inc.
10	.5†	Amended and Restated 2002 Stock Incentive Plan of Lodgian, Inc.
10	.6†	Disclosure Statement for Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated September 26, 2002.
10	.7†	First Amended Joint Plan of Reorganization of Lodgian, Inc., et al (other than the CCA Debtors), Together with the Official Committee of Unsecured Creditors under Chapter 11 of the Bankruptcy Code, dated November 5, 2002.
10	.8†	Order Confirming the First Amended Joint Plan of Reorganization of Lodgian, Inc., et al., issued on November 5, 2002 by the United States Bankruptcy Court for the Southern District of New York.
10	.9†	Class A Warrant Agreement, dated as of November 25, 2002, between Lodgian, Inc. and Wachovia Bank, N.A.
10	.10†	Class B Warrant Agreement, dated as of November 25, 2002, between Lodgian, Inc. and Wachovia Bank, N.A.
10	.11†	Registration Rights Agreement, dated as of November 25, 2002, between Lodgian, Inc. and the other signatories thereto.
10	.12†	Employment Agreement with W. Thomas Parrington, dated as of December 18, 2003.
10	.13.1†	Disclosure Statement for Joint Plan of Reorganization of Impac Hotels II, L.L.C. and Impac Hotels III, LLC together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.13.2†	Joint Plan of Reorganization of Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.13.3†	Order Confirming Joint Plan of Reorganization of Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.13.4†	Post Confirmation Order and Notice for Joint Plan of Reorganization of Impac Hotels III, L.L.C. together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code.
10	.14.1†	Lease Agreement, dated as of April 7, 1997, by and between CSB-Georgia Limited Partnership and Impac Hotel Group, L.L.C.
10	.14.2†	First Amendment to Lease Agreement, dated as of May 8, 1998, by and between Cousins LORET Venture, L.L.C. and Impac Hotel Group, L.L.C.
10	.14.3†	Second Amendment to Lease Agreement, dated as of June 7, 2000, by and between Cousins LORET Venture, L.L.C. and Lodgian, Inc.
10	.14.4†	Third Amendment to Lease Agreement, dated as of April 1, 2002, by and between Cousins LORET Venture, L.L.C. and Lodgian, Inc.
10	.14.5†	Fourth Amendment to Lease Agreement, dated as of April 28, 2003, by and between Cousins LORET Venture, L.L.C. and Lodgian, Inc.
10	.14.6†	Fifth Amendment to Lease Agreement, dated as of December 23, 2003, by and between Cousins LORET Venture, L.L.C., and Lodgian, Inc.
10	.15.1†	Restricted Unit Award Agreement with W. Thomas Parrington, dated as of July 15, 2003.
10	.15.2†	Restricted Unit Award Agreement with W. Thomas Parrington, dated as of April 9, 2004.

Exhibit
Number		Description

10.16		Employment Agreement between Lodgian, Inc. and Daniel E. Ellis dated May 2, 2004 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10.17		Employment Agreement between Lodgian, Inc. and Manuel E. Artime dated May 10, 2004 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10.18		Employment Agreement between Lodgian, Inc. and Michael W. Amaral dated May 4, 2004 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10	.19†	Employment Agreement between Lodgian, Inc. and Samuel J. Davis dated May 14, 2004.
10	.20.1†	Lodgian, Inc. 401(k) Plan, As Amended and Restated Effective as of September 1, 2003.
10	.20.2	Amendment No. 1 to the Lodgian, Inc. 401(k) Plan (As Amended and Restated Effective as of September 1, 2003) (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2004).
10	.21.1	Form of Loan and Security Agreement (Floating Rate) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.21.2	Form of Promissory Note A by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.21.3	Form of Promissory Note B by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.21.4	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.22.1	Form of Mezzanine Loan Agreement (Floating Rate Pool) by and between Lodgian Mezzanine Floating, LLC and Merrill Lynch Mortgage Lending, Inc.
10	.22.2	Form of Mezzanine Note (Floating) by Lodgian Mezzanine Floating, LLC in favor of Merrill Lynch Mortgage Lending, Inc.
10	.22.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.23.1	Form of Mezzanine Loan Agreement (Fixed Rate Pool) by and between Lodgian Mezzanine Fixed, LLC and Merrill Lynch Mortgage Lending, Inc.
10	.23.2	Form of Promissory Note by Lodgian Mezzanine Fixed, LLC in favor of Merrill Lynch Mortgage Lending, Inc.
10	.23.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.24.1	Form of Loan and Security Agreement (Fixed Rate #1) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.24.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.24.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.25.1	Form of Loan and Security Agreement (Fixed Rate #2) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.25.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.25.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.26.1	Form of Loan and Security Agreement (Fixed Rate #3) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.26.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.

Exhibit
Number		Description

10	.26.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10	.27.1	Form of Loan and Security Agreement (Fixed Rate #4) by and between the Borrowers listed on Schedule 1 thereto and Merrill Lynch Mortgage Lending, Inc.
10	.27.2	Form of Promissory Note by the Borrowers listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10	.27.3	Form of Guaranty of Recourse Obligations by Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
10.28		Form of Cross-Guaranty from the parties listed as Guarantors on the signature pages thereto to Merrill Lynch Mortgage Lending, Inc.
10.29		Form of Conditional Assignment of Hotel Management Agreement made by Lodgian Management Corp. and the Lodgian Entities listed on the signature pages thereto, to and for the benefit of Merrill Lynch Mortgage Lending, Inc.
10.30		Form of Assignment of Agreements, Licenses, Permits and Contracts made by the Lodgian Entities listed on the signature pages thereto to Merrill Lynch Mortgage Lending, Inc.
10.31		Form of Cooperation Agreement by and between the Mortgage Borrowers listed on the signature pages thereto, [Lodgian Mezzanine Entity, LLC], and Merrill Lynch Mortgage Lending, Inc.
10.32		Form of Collateral Assignment of Interest Rate Protection Agreement made by the Lodgian Entities listed on the signature pages thereto in favor of Merrill Lynch Mortgage Lending, Inc.
10.33		Form of Pledge and Security Agreement made by [Lodgian Mezzanine Borrowing Entity], LLC in favor of Merrill Lynch Mortgage Lending, Inc.
10.34		Form of Assignment of Leases and Rents made by [Lodgian Entity] to Merrill Lynch Mortgage Lending, Inc.
10.35		Form of Substitute Mortgage, Assignment of Leases and Rents and Security Agreement by [Lodgian Entity] to and for the benefit of Merrill Lynch Mortgage Lending, Inc.
10.36		Form of Cash Management Agreement among the Lodgian Entities listed on the signature pages thereto, Wachovia Bank, National Association, Merrill Lynch Mortgage Lending, Inc. and Lodgian Management Corp.
10.37		Form of Environmental Indemnity by the Lodgian Entities listed on the signature pages thereto and Lodgian, Inc. in favor of Merrill Lynch Mortgage Lending, Inc.
21.1		Subsidiaries of Lodgian, Inc.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).
24	.1†	Powers of Attorney (included on signature page).

† Previously filed